                                                                    EXHIBIT 99.1


Media contact:                                          Investor contact:
Mike Jacobsen                                           John Kristoff
+1 330 490 3796                                         +1 330 490 5900
jacobsm1@diebold.com                                    kristoj@diebold.com


FOR IMMEDIATE RELEASE:
January 28, 2004


DIEBOLD ANNOUNCES RECORD FOURTH QUARTER AND YEAR-END RESULTS
EPS reported within the company's previous guidance

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported record fourth quarter 2003 revenue of $648,410,000, an increase of 23.3 percent over the fourth quarter 2002. Net income in the fourth quarter 2003 was $59,243,000, an increase of 170.0 percent over the fourth quarter 2002. Diluted earnings per share for the fourth quarter 2003 were $.81 per share versus $.30 per share in the fourth quarter of 2002, and was within the company's previous guidance of $.78 to $.83 per share.

The prior-year fourth quarter results included an after-tax charge of $26,494,000 related to the settlement of a dispute with the IRS regarding the deductibility of interest on debt related to corporate owned life insurance
(COLI), which reduced fully diluted earnings per share by $.37. Net income and diluted earnings per share for the fourth quarter 2003 would have increased by
22.3 percent and 20.8 percent, respectively, versus the fourth quarter of 2002, if the impact of the COLI settlement charge was excluded from the 2002 results.

For the year ended December 31, 2003 Diebold reported revenue of $2,109,673,000, an increase of 8.7 percent over 2002. Net income in 2003 was $174,776,000, an increase of 76.3 percent from 2002. Fully diluted earnings per share were $2.40, an increase of 75.2 percent from $1.37 reported in 2002.

Included in the 2002 results was a first quarter after-tax charge of $33,147,000 from a Cumulative Effect of a Change in Accounting related to the impairment of Goodwill (SFAS 142, Goodwill and Other Intangible Assets), which reduced 2002 fully diluted earnings per share by $.46. Net income and fully diluted earnings per share in 2003 would have increased by 10.0 percent and 9.1 percent, respectively, versus 2002, if the impact of the impairment charge and the previously discussed COLI settlement was excluded from the 2002 results.

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


PAGE 2/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

FOURTH QUARTER HIGHLIGHTS

         - Double-digit increase in product and service orders, excluding election systems

         - Positive order growth in election systems, including an order from San Diego, California for $28.5 million

         -        Total financial self-service revenue grew by 19.3 percent and
                  10.9 percent on a fixed exchange rate basis*, led by a product revenue increase of 26.2 percent and 16.1 percent, respectively.

         - Security solutions revenue grew 13.4 percent as a result of continued market share gains and growth in the financial industry, government, and retail markets. Security revenue in Asia-Pacific also increased significantly due to the successful integration of Cardinal Brothers Manufacturing & Operations and Vangren Technology acquisitions in the third quarter of 2003

         - Total Asia-Pacific revenue increased 28.2 percent and 21.9 percent on a fixed exchange rate basis*

         - Total revenue for the Americas, excluding election systems, grew by 17.0 percent and 13.0 percent on a fixed exchange rate basis*

         - Established direct sales and service operations in Peru and Taiwan

FULL YEAR HIGHLIGHTS

         - Double-digit increase in product and service orders, excluding election systems

         -        Total financial self-service revenue grew by 7.4 percent and
                  4.4 percent on a fixed rate basis* as a result of solid share gains and continued acceptance of Opteva.

         - Security solutions revenue grew 17.8 percent as a result of market share gains and growth in the financial industry, government, and retail markets

         - International security solutions revenue grew 74.5 percent as a result of market share gains, growth in the market, and through acquisition activity in Asia-Pacific.

         - Total Asia-Pacific revenue increased 26.5 percent and 20.8 percent on a fixed exchange rate basis*

         - Total revenue for the Americas, excluding election systems, grew by 7.5 percent and 8.1 percent on a fixed exchange rate basis*

         -        Net debt* reduced by 55.8 percent to $27.6 million

*See accompanying notes for non-GAAP measures.

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


PAGE 3/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

Diebold slightly increased total operating profit margin in a very difficult environment, and absorbed $6.5 million in increased pension expense. Diebold improved financial self-service operating profit through improved gross margin and controlled operating expenses. Security solution margins remained flat on increased revenue. Election systems operating profit declined due to lower revenue and increased operating expenses that more than offset increased margins.

                                                                        % CHANGE       % CHANGE
                                   2003                2002                GAAP        FIXED RATE
                             ------------------   ----------------    -------------   ------------

FINANCIAL SELF SERVICE
-----------------------
REVENUE                            1,501,014          1,397,635             7.4%            4.4%
OPERATING PROFIT                     219,303            199,982
OPERATING MARGIN                        14.6%              14.3%

SECURITY SOLUTIONS
-----------------------
REVENUE                              508,477            431,524            17.8%           17.8%
OPERATING PROFIT                      37,084             31,693
OPERATING MARGIN                         7.3%               7.3%

ELECTION SYSTEMS
-----------------------
REVENUE                              100,182            111,004            -9.7%           -9.7%
OPERATING PROFIT                       6,461              9,494
OPERATING MARGIN                         6.4%               8.6%

TOTAL
-----------------------
REVENUE                            2,109,673          1,940,163             8.7%            6.5%
OPERATING PROFIT                     262,848            241,169
OPERATING MARGIN                        12.5%              12.4%

FINANCIAL RESULTS

"I am extremely pleased that we were able to deliver exemplary results for the quarter and year, exceeding $2 billion in revenue for the first time in our company's history. I am particularly pleased by the continued strong performance in the financial self-service business as market conditions in North America continue to improve, and we continue to gain market share globally," said Walden
W. O'Dell, Diebold chairman and chief executive officer. "Global acceptance of the new Opteva ATM line continues to be strong as we saw a significant increase in Opteva as a percentage of overall ATM business.

"Our security business has also realized strong growth from the prior year with revenue up more than 13 percent for the quarter and nearly 18 percent for the year. We continue to make strides in the retail and government markets and gain share in the financial security market. In the election systems business, while purchasing decisions in 2003 were slower than anticipated, we are pleased with our strong market position and remain the clear leader in this space."

O'Dell continued, "Given current global business trends and the economic recovery underway in the United States, I am optimistic about our prospects in 2004."



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

PAGE 4/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS


FIXED EXCHANGE RATE FOURTH QUARTER ORDERS

Total orders for product and service increased in the double-digit range. Financial self-service orders in the Americas increased in the double-digit range, while Asia-Pacific orders increased more than 30 percent. Orders in Europe, Middle East and Africa (EMEA) decreased in the double-digit range due to a large, non-recurring order in the prior-year period. Security orders remain strong, increasing in the double-digit range. Total orders in North America grew in the mid single-digit range, excluding election systems.

Orders in election systems grew substantially from the fourth quarter 2002. The election systems business is driven by a small number of large orders in any given quarter, making quarter to quarter comparisons difficult. For example, election systems orders for the fourth quarter 2003 included a very large order from San Diego, California.

SIGNIFICANT ORDERS FOR THE QUARTER INCLUDED:

         -        Total Opteva orders in excess of $40 million

         - An election systems order from San Diego, California for $28.5 million

         - Financial self-service orders from two banks in China totaling $18.9 million

         - An order for financial self-service equipment from a bank in Brazil totaling $15.2 million

         - Opteva orders from three major financial institutions in North America totaling $11.6 million

         - Four significant orders in Europe for financial self-service, including Opteva, totaling approximately $7.8 million


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


PAGE 5/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

REVENUE

Total revenue for the quarter was $648.4 million, up $122.6 million, or 23.3 percent and 16.7 percent on a fixed exchange rate basis. Total financial self-service revenue increased 19.3 percent and 10.9 percent on a fixed exchange rate basis. Security solutions revenue grew 13.4 percent as a result of continued revenue growth in the financial industry, government and retail markets. Total financial self-service & security revenue increased by 17.9 percent and increased by 11.5 percent on a fixed exchange rate basis. Election systems revenue in the fourth quarter 2003 included revenue from the San Diego, California contract, while the fourth quarter 2002 was significantly less because it was during an election year.

REVENUE SUMMARY BY PRODUCT AND SERVICE SOLUTIONS
(IN THOUSANDS -- QUARTER ENDED DECEMBER 31)

                                                                        % CHANGE         % CHANGE
                                           2003           2002            GAAP          FIXED RATE
                                         ---------      ---------       ---------       -----------
FINANCIAL SELF-SERVICE
PRODUCTS                                 $ 265,931      $ 210,748          26.2%             16.1%
SERVICES                                   203,665        182,884          11.4%              4.8%
                                         ---------      ---------        ------            ------
     TOTAL FIN. SELF-SERVICE               469,596        393,632          19.3%             10.9%

SECURITY SOLUTIONS
PRODUCTS                                    74,418         60,443          23.1%             23.1%
SERVICES                                    66,811         64,150           4.1%              4.1%
                                         ---------      ---------        ------            ------
     TOTAL SECURITY                        141,229        124,593          13.4%             13.4%
                                         ---------      ---------        ------            ------
TOTAL FIN. SELF-SERVICE & SECURITY         610,825        518,225          17.9%             11.5%

ELECTION SYSTEMS                            37,585          7,604         394.3%            394.3%
                                         ---------      ---------        ------            ------
TOTAL REVENUE                            $ 648,410      $ 525,829          23.3%             16.7%
                                         =========      =========        ======            ======

REVENUE SUMMARY BY GEOGRAPHIC AREA
(IN THOUSANDS -- QUARTER ENDED DECEMBER 31)

                                                                        % CHANGE         % CHANGE
                                           2003           2002            GAAP          FIXED RATE
                                         ---------      ---------       ---------       -----------
THE AMERICAS
FINANCIAL SELF-SERVICE SOLUTIONS         $ 310,458      $ 256,927          20.8%            14.7%
SECURITY SOLUTIONS                         135,141        123,848           9.1%             9.1%
                                         ---------      ---------        ------           ------
     SUBTOTAL                              445,599        380,775          17.0%            13.0%

ELECTION SYSTEMS                            37,585          7,604         394.3%           394.3%
                                         ---------      ---------        ------           ------
     TOTAL AMERICAS                        483,184        388,379          24.4%            20.2%

ASIA-PACIFIC
FINANCIAL SELF-SERVICE SOLUTIONS            60,215         51,010          18.0%            12.1%
SECURITY SOLUTIONS                           6,070            691         778.4%           778.4%
                                         ---------      ---------        ------           ------
TOTAL ASIA PACIFIC                          66,285         51,701          28.2%            21.9%

EUROPE, MIDDLE EAST, AFRICA
FINANCIAL SELF-SERVICE SOLUTIONS            98,923         85,695          15.4%            -0.1%
SECURITY SOLUTIONS                              18             54            N/A              N/A
                                         ---------      ---------        ------           ------
TOTAL EUROPE, MIDDLE EAST, AFRICA           98,941         85,749          15.4%            -0.1%
                                         ---------      ---------        ------           ------
TOTAL REVENUE                            $ 648,410      $ 525,829          23.3%            16.7%
                                         =========      =========        ======           ======


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

PAGE 6/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

CURRENCY IMPACT

During the quarter, revenue was positively impacted by the year-over-year strengthening of the Brazilian real and by the strengthening of the euro and certain other currencies. The positive currency impact in the fourth quarter was approximately $30 million or 6.6 percent versus the prior year reported results.

GROSS MARGIN

Total gross margin for the fourth quarter was 29.7 percent, as compared to
30.1 percent in the fourth quarter 2002. Product gross margin increased to
31.2 percent from 31.0 percent in the fourth quarter 2002. Improved international financial self-service and election systems gross margins helped drive the improvement in total product gross margins. Service gross margin decreased to 27.8 percent from 29.2 percent in the fourth quarter 2002. Increased pricing pressure in North America and Europe as well as a higher mix of installation revenue, which carries lower margins, has contributed to the decrease in service gross margins.

OPERATING EXPENSES

Total operating expenses for the quarter were 15.6 percent of revenue down from the fourth quarter of 2002 of 16.0 percent. The improved leveraging of operating expenses was achieved due to aggressive cost controls and despite the adverse impact from higher pension expense. The change in pension expense adversely affected the fourth quarter 2003 operating expenses by approximately $1.3 million.

OPERATING PROFIT

Operating profit was 14.1 percent of revenue, matching the fourth quarter of 2002 despite a higher mix of security business which carries a lower margin. The decline in gross margin was offset by the benefits from controlling operating expenses.

OTHER INCOME/(EXPENSE) AND MINORITY INTEREST

Other income/(expense) and minority interest improved by $13.7 million in the current quarter versus the fourth quarter of 2002. This improvement was the result of the non-recurring charges in 2002 of $15.0 million related to interest on the settlement with the IRS over the deductibility of COLI interest.

NET INCOME

Net income was 9.1 percent of revenue compared to 4.2 percent in the fourth quarter 2002. The improvement in net income as a percent of revenue was the result of reduced operating expenses as a percentage of revenue, the positive swing in other income/(expense), and non-recurring tax penalties relating to the COLI settlement.


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



PAGE 7/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

BALANCE SHEET AND CASH FLOW HIGHLIGHTS

Diebold's balance sheet remains strong. The company's net debt* was $27.6 million at December 31, 2003, compared to net debt* of $62.5 million at December 31, 2002.

In the fourth quarter, the company generated free cash flow* of $61.2 million versus $115.3 million in the fourth quarter of 2002. The decrease in free cash flow* during the quarter was due primarily to higher accounts receivable levels, resulting from significantly higher December 2003 sales versus December 2002, and the $31 million in receivables from the Maryland election systems contract, which remained outstanding at year end.

Free cash flow* for the year ending December 31, 2003 was $137.1 million, an improvement of $23.9 million or 21.1 percent versus the comparable period in 2002. Days sales outstanding increased by 5 days, moving from 68 days at December 31, 2002 to 73 days at December 31, 2003. The delay in collecting the Maryland election systems contract receivables negatively impacted DSO by 5 days. Inventory turns were essentially flat, moving from 5.8 turns at December 31, 2002 to 5.7 turns at December 31, 2003.

PENSION UPDATE

Diebold has finalized its key assumptions related to its pension plans for 2004. The new pension plan assumptions are as follows:

Assumptions                                     2004           2003
-----------                                     ----           ----
Long-term rate of return on plan assets         8.50%          8.50%
Discount rate                                   6.25%          6.75%
Compensation levels                             3.00%          3.00%

Based upon these assumptions, the company expects pension expense to increase by approximately $4.0 million in 2004, increasing from approximately $1.0 million in 2003 to approximately $5.0 million in 2004. Diebold's pension plans remain adequately funded and the company is not required to make any additional contributions in 2004.

Pension expense excludes retiree medical expense, which is also included in operating expense and was approximately $2.8 million in 2003. These expenses are expected to be approximately $3.0 million in 2004.

STOCK OPTION AND RESTRICTED STOCK EXPENSE

As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, the company provides quarterly and annual disclosures of the impact to earnings per share if stock options were expensed. The company estimates that if stock options were expensed in accordance with SFAS 123, the full year impact in 2003 would have been approximately $.06 per share compared to $.04 per share in 2002.

*See accompanying notes for non-GAAP measures.


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

PAGE 8/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

In the interest of more directly linking associate rewards to corporate performance, the company is planning in 2004 to grant restricted stock units in lieu of stock options to a select group of key associates. The impact from this transition to grants of restricted stock units should adversely impact 2004 earnings by approximately $.01 per share.

OUTLOOK

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations.

FIRST QUARTER AND FULL-YEAR 2004 OUTLOOK
Expectations for the first quarter 2004 include:

         - First quarter revenue is expected to increase 10 to 13 percent on a fixed exchange rate basis versus prior year, led by a strong performance in financial self-service.

         - Currency exchange is anticipated to be 3 to 4 percent favorable versus prior year.

         - Elections systems revenue is expected to be flat for the first quarter.

         -        Depreciation and amortization to be approximately $17 million.

         -        An effective tax rate of approximately 32.0 percent.

         - An increase in pension expense of approximately $.01 per share in the first quarter of 2004 as compared to the first quarter of 2003.

         -        EPS in the range of $.38 to $.42.

Expectations for the full year 2004 include:

         -        Revenue growth of 8 to 12 percent, on a fixed rate basis.*

                  - Financial self-service revenue growth of 6 to 8 percent.

                  -        Security growth of approximately 10 to 14 percent.

                  - Election systems revenue is anticipated to grow to $138 to $170 million. This includes $75 million in expected revenue from Ohio, $37 million for an international voting contract, and assumes $30 million in recurring revenue from existing installations and up to $30 million in additional opportunities in several other states.

         - Positive currency impact of approximately 1 percent versus prior year.

         -        Depreciation and amortization of approximately $70 million.

         -        An effective tax rate of approximately 32.0 percent.

         - Pension expense is expected to be $.04 per share higher in 2004, moving from $.01 per share in 2003 to $.05 per share in 2004.

         - EPS in the range of $2.58 to $2.70. This represents a 9 to 14 percent increase in EPS over 2003, excluding the impact of pension expense.

         - Research and development will be in the range of 3.0 to 3.5 percent of revenue.

         - Free cash flow* expected to be in the range of $225 - $250 million.


*See accompanying notes for non-GAAP measures.

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


PAGE 9/DIEBOLD ANNOUNCES FOURTH QUARTER RESULTS

NOTES FOR NON-GAAP MEASURES

1. Fixed exchange rate is used to depict order and GAAP revenue growth in local currency without the benefit or detriment occurring from currency fluctuations.

2.       Free cash flow is calculated as follows:

                                                                                          YEAR             YEAR
                                                         Q4 2003         Q4 2002       ENDED 2003       ENDED 2002
                                                        ---------       ---------      ----------       ----------
         Net cash provided by operating activities
         (GAAP measure)                                 $  72,287       $ 134,352       $ 209,899       $ 163,501

         Capital expenditures                              (8,247)        (17,498)        (48,262)        (37,593)
         Rotable spares expenditures                       (2,882)         (1,508)        (24,558)        (12,745)
                                                        ---------       ---------       ---------       ---------
         Free cash flow (non-GAAP measure)              $  61,158       $ 115,346       $ 137,079       $ 113,163
                                                        =========       =========       =========       =========

         The company believes that free cash flow is a meaningful indicator of cash generated for discretionary purposes.

3.       Net debt is calculated as follows:

                                                                   DEC. 31         DEC. 31
                                                                     2003            2002
                                                                  ---------       ---------
         Cash, cash equivalents and other investments
          (GAAP measure)                                          $ 176,101       $ 184,815

         Less Industrial development revenue bonds and other        (13,550)        (21,100)
         Less Notes payable                                        (190,172)       (226,259)
                                                                  ---------       ---------
         Net debt (non-GAAP measure)                              $ (27,621)      $ (62,544)
                                                                  =========       =========

         Given the significant cash, cash equivalents and other investments on the balance sheet, a meaningful debt calculation is to net cash against outstanding debt.

FINANCIAL INFORMATION

Walden W. O'Dell and Senior Vice President and Chief Financial Officer Gregory
T. Geswein will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Access is available from Diebold's Web site at www.diebold.com. The replay can also be accessed on the site for up to three months after the call.

FORWARD-LOOKING STATEMENT

In the company's written or oral statements, the use of the words "believes," "anticipates," "expects" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company, including statements concerning future operating performance, the company's share of new and existing markets, and the company's short- and long-term revenue and earnings growth rates. Although the company believes that its outlook is based upon reasonable assumptions regarding the economy, its knowledge of its business, and on key performance indicators, which impact the company, there can be no assurance that the company's goals will be realized. The company is not obligated to report changes to its outlook. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company's uncertainties could cause actual results to differ materially from those anticipated in forward-looking statements. These include, but are not limited to:

- competitive pressures, including pricing pressures and technological developments;

- changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

- changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

- acceptance of the company's product and technology introductions in the marketplace;

-        unanticipated litigation, claims or assessments;

- ability to reduce costs and expenses and improve internal operating efficiencies; and

- variation in consumer demand for financial self-service technologies, products and services.

Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 13,000 associates with representation in more than 88 countries worldwide and headquarters in Canton, Ohio, USA. Diebold reported revenue of $2.11 billion in 2003 and is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's Web site at www.diebold.com.

PR/xxxx                                 # # #

DIEBOLD, INCORPORATED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)


                                                                       THREE MONTHS ENDED DECEMBER 31
                                                                           2003              2002
                                                                         ---------        ---------
NET SALES
  PRODUCT                                                                $ 372,427        $ 275,452
  SERVICE                                                                  275,983          250,377
                                                                         ---------        ---------
  TOTAL                                                                    648,410          525,829

COST OF GOODS
  PRODUCT                                                                  256,398          190,117
  SERVICE                                                                  199,403          177,245
                                                                         ---------        ---------
  TOTAL                                                                    455,801          367,362

GROSS PROFIT                                                               192,609          158,467

  PERCENT OF NET SALES                                                        29.7%            30.1%

OPERATING EXPENSES
  SELLING, GENERAL AND ADMINISTRATIVE                                       85,161           71,761
  RESEARCH, DEVELOPMENT AND ENGINEERING                                     16,162           12,555
                                                                         ---------        ---------
  TOTAL                                                                    101,323           84,316
  PERCENT OF NET SALES                                                        15.6%            16.0%

OPERATING PROFIT                                                            91,286           74,151
  PERCENT OF NET SALES                                                        14.1%            14.1%

OTHER INCOME/(EXPENSE) AND MINORITY INTEREST, NET                           (4,165)         (17,910)
                                                                         ---------        ---------
INCOME BEFORE TAXES                                                         87,121           56,241
  PERCENT OF NET SALES                                                        13.4%            10.7%

TAXES ON INCOME                                                            (27,878)         (34,310)
  EFFECTIVE TAX RATE                                                          32.0%            61.0%

                                                                         ---------        ---------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE         59,243           21,931

                                                                         ---------        ---------
  PERCENT OF NET SALES                                                         9.1%             4.2%

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX               --               --
                                                                         ---------        ---------

NET INCOME                                                               $  59,243        $  21,931
                                                                         ---------        ---------
  PERCENT OF NET SALES                                                         9.1%             4.2%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                   72,633           72,081
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                 73,306           72,370

BASIC EARNINGS PER SHARE:
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
PRINCIPLE............................................................    $    0.82        $    0.30
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX....    $    0.00        $    0.00

NET INCOME...........................................................    $    0.82        $    0.30

DILUTED EARNINGS PER SHARE:
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
PRINCIPLE............................................................    $    0.81        $    0.30
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX ...    $    0.00        $    0.00

NET INCOME...........................................................    $    0.81        $    0.30

DIEBOLD, INCORPORATED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                             YEAR ENDED DECEMBER 31

                                                                             2003               2002
                                                                         -----------        -----------
NET SALES
  PRODUCT                                                                $ 1,092,896        $   992,004
  SERVICE                                                                  1,016,777            948,159
                                                                         -----------        -----------
  TOTAL                                                                    2,109,673          1,940,163

COST OF GOODS
  PRODUCT                                                                    737,201            677,567
  SERVICE                                                                    745,331            682,976
                                                                         -----------        -----------
  TOTAL                                                                    1,482,532          1,360,543

GROSS PROFIT                                                                 627,141            579,620

  PERCENT OF NET SALES                                                          29.7%              29.9%

OPERATING EXPENSES
  SELLING, GENERAL AND ADMINISTRATIVE                                        303,842            281,758
  RESEARCH, DEVELOPMENT AND ENGINEERING                                       60,451             56,693
                                                                         -----------        -----------
  TOTAL                                                                      364,293            338,451
  PERCENT OF NET SALES                                                          17.3%              17.4%

OPERATING PROFIT                                                             262,848            241,169
  PERCENT OF NET SALES                                                          12.5%              12.4%

OTHER INCOME/(EXPENSE) AND MINORITY INTEREST, NET                             (5,825)           (22,618)
                                                                         -----------        -----------
INCOME BEFORE TAXES                                                          257,023            218,551
  PERCENT OF NET SALES                                                          12.2%              11.3%

TAXES ON INCOME                                                              (82,247)           (86,250)
  EFFECTIVE TAX RATE                                                            32.0%              39.5%
                                                                         -----------        -----------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE          174,776            132,301
                                                                         -----------        -----------
  PERCENT OF NET SALES                                                           8.3%               6.8%

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX                 --            (33,147)
                                                                         -----------        -----------

NET INCOME                                                               $   174,776        $    99,154
                                                                         -----------        -----------
  PERCENT OF NET SALES                                                           8.3%               5.1%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                     72,417             71,984
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                   72,924             72,297

BASIC EARNINGS PER SHARE:
------------------------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE...........................................................   $      2.41        $      1.84
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX.....   $      0.00        $     (0.46)

NET INCOME............................................................   $      2.41        $      1.38

DILUTED EARNINGS PER SHARE:
--------------------------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE............................................................  $      2.40        $      1.83
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX......  $      0.00        $     (0.46)
NET INCOME.............................................................  $      2.40        $      1.37

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                            DECEMBER 31, 2003      DECEMBER 31, 2002
                                            -----------------     ------------------
ASSETS
------
CURRENT ASSETS
  CASH AND CASH EQUIVALENTS                     $  169,951            $  155,446
  SHORT-TERM INVESTMENTS                             6,150                 7,909
  TRADE RECEIVABLES, NET                           558,161               403,498
  INVENTORIES                                      262,039               236,614
  OTHER CURRENT ASSETS                             108,858               121,421
                                                ----------            ----------
    TOTAL CURRENT ASSETS                         1,105,159               924,888

SECURITIES AND OTHER INVESTMENTS                    47,386                66,151
PROPERTY, PLANT AND EQUIPMENT, NET                 253,155               219,633
GOODWILL                                           331,646               268,606
OTHER ASSETS                                       163,156               145,803
                                                ----------            ----------
                                                $1,900,502            $1,625,081
                                                ----------            ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
  NOTES PAYABLE                                 $  190,172            $  226,259
  ACCOUNTS PAYABLE                                 115,133                90,713
  OTHER CURRENT LIABILITIES                        313,348               245,179
                                                ----------            ----------
    TOTAL CURRENT LIABILITIES                      618,653               562,151

LONG-TERM LIABILITIES                              133,611               122,107
TOTAL SHAREHOLDERS' EQUITY                       1,148,238               940,823
                                                ----------            ----------
                                                $1,900,502            $1,625,081
                                                ----------            ----------

DIEBOLD, INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)


                                                                               YEAR ENDED
                                                                DECEMBER 31, 2003     DECEMBER 31, 2002
                                                                -----------------     -----------------
CASH FLOW FROM OPERATING ACTIVITIES:
  NET INCOME                                                        $ 174,776             $  99,154
  ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
    PROVIDED BY OPERATING ACTIVITIES:
    DEPRECIATION AND AMORTIZATION                                      64,301                61,296
    DEFERRED INCOME TAXES                                             (10,166)               12,980
    LOSS ON SALE OF ASSETS, NET                                           540                 1,168
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                    --                38,859
    MINORITY SHARE OF INCOME                                            7,547                 5,654
    CASH PROVIDED (USED) BY CHANGES IN CERTAIN ASSETS
    AND LIABILITIES:
      TRADE RECEIVABLES                                              (128,929)               (8,596)
      INVENTORIES                                                     (10,541)                4,688
      ACCOUNTS PAYABLE                                                 15,402               (31,698)
      CERTAIN OTHER ASSETS AND LIABILITIES                             96,969               (20,004)
                                                                    ---------             ---------

  NET CASH PROVIDED BY OPERATING ACTIVITIES                           209,899               163,501

CASH FLOW FROM INVESTING ACTIVITIES:
  PAYMENTS FOR ACQUISITIONS, NET OF CASH ACQUIRED                     (10,611)               (3,682)
  NET INVESTMENT ACTIVITY                                              25,665                39,470
  CAPITAL EXPENDITURES                                                (48,262)              (37,593)
  ROTABLE SPARES EXPENDITURES                                         (24,558)              (12,745)
  (INCREASE) DECREASE IN CERTAIN OTHER ASSETS                         (24,309)                7,700
                                                                    ---------             ---------

  NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                    (82,075)               (6,850)

CASH FLOW FROM FINANCING ACTIVITIES:
  DIVIDENDS PAID                                                      (49,242)              (47,528)
  NET PAYMENTS ON SHORT TERM BORROWINGS                               (54,829)              (27,614)
  NET PAYMENTS FROM SECURITIZATION                                    (23,252)               (7,421)
  OTHER FINANCING ACTIVITIES                                            7,389                 6,085
                                                                    ---------             ---------

  NET CASH USED BY FINANCING ACTIVITIES                              (119,934)              (76,478)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                 6,615                 1,505
                                                                    ---------             ---------

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS                       14,505                81,678
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD              155,446                73,768
                                                                    ---------             ---------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                  $ 169,951             $ 155,446
                                                                    =========             =========